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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY


      Know all by these presents, that the undersigned hereby constitutes and appoints Jeremy R. Lent and John V. Hashman as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign the Registration Statement on Form S-1 and any and all amendments thereto (including post-effective amendments) and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of November, 1999.


                                          By: /s/ DANIEL EITINGON
                                             ---------------------------
                                             Daniel Eitingon, Director